Exhibit 23.2

Consent of Independent Auditors’

The Board of Directors
Gatos Silver, Inc.:

We consent to the use of our report dated March 29, 2021, with respect to the combined financial statements of Los Gatos Joint Venture, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado
July 12, 2021